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                                                                  Exhibit 4.1(a)

                    MITSUI VENDOR LEASING ASSET TRUST 1998-1

          TRUST AGREEMENT, dated as of October 1, 1998, between Mitsui Vendor Leasing Funding Corp. II, a Delaware corporation, as depositor (the "Depositor") and Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as trustee (the "Trustee"). The Depositor and the Trustee hereby agree as follows:

          1. The Trust created hereby shall be known as "Mitsui Vendor Leasing Asset Trust 1998-1," (the "Trust") in which name the Trustee may conduct the business of the Trust, make and execute contracts, and sue and be sued.

          2. (a) The Depositor hereby assigns, transfers, conveys and sets over to the trustee the sum of $1. The Trustee hereby acknowledges receipt of such amount in trust from the Depositor, which amount shall constitute the initial trust estate. The Trustee hereby declares that it will hold the trust estate in trust for the Depositor. It is the intention of the parties hereto that the Trust created hereby constitute a business trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. Section 3801 et seq. and that this document constitute the governing instrument of the Trust. The Trustee is hereby authorized and directed to execute and file a certificate of trust with the Delaware Secretary of State in the form attached hereto as Exhibit A.

          (b) The Trustee accepts the trust hereby created and agrees to perform its duties hereunder with respect to the same but only upon the terms of this Trust Agreement. The Trustee shall not be answerable or accountable hereunder, except for its own willful misconduct, bad faith or negligence. In particular, but not by way of limitation (and subject to the exceptions set forth in the preceding sentence):

                    (i) The Trustee shall not be liable for any error of judgement made by an officer or employee of the Trustee;

                    (ii) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

                    (iii) The Trustee shall not be responsible for or in respect of the genuineness, form or value of the Trust property, the validity or sufficiency of this Trust Agreement or for the due execution hereof by the Depositor; and

                    (iv) In the event that the Trustee is unsure of the course of action to be taken by it hereunder, the Trustee may request instructions from the Depositor and to the extent the Trustee follows such instructions in good faith it shall not be liable to any person. In the event that no instructions are provided within the time requested by the Trustee, it shall have no duty or liability for its failure to take any action, or for any action it takes not contrary to this Trust Agreement as it shall deem to be in the best interests of the Trust.

               (c) The Trustee shall incur no liability to anyone in acting upon any document believed by it to be genuine and believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the Depositor, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

               (d) In the exercise or administration of the trusts hereunder, the Trustee (i) may act directly or through agents or attorneys, and the Trustee shall not be liable for the default or misconduct of such agents or attorneys if such agents or attorneys shall have been selected by the trustee with reasonable care, and (ii) may consult with counsel, accountants and other skilled persons to be selected with reasonable care and employed by it, and it shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other such persons and not contrary to this Trust Agreement.

               (e) Except as expressly provided in this Section 2, in accepting and performing the trusts hereby created, the trustee acts solely as trustee hereunder and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement shall look only to the Trust's property for payment or satisfaction thereof.

          3. The Depositor hereby agrees to reimburse the Trustee for all reasonable expenses (including reasonable fees and expenses of counsel and other experts) and to indemnify the trustee and its successors, assigns, agents and

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servants (the "Indemnified Persons") from and against any and all losses, damages, liabilities, claims, actions, and suits, and any and all reasonable costs, expenses and disbursements (including the reasonable fees and expenses of counsel) of any kind and nature whatsoever (collectively, "Expenses"), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Depositor shall not be liable for or required to indemnify any Indemnified Person for any Expenses which are a result of the willful misconduct, bad faith or negligence of such Indemnified Person or the Trustee. The obligations of the Depositor under this Section 3 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Trustee's choice of legal counsel shall be subject to the approval of the Depositor, which approval shall not be unreasonably withheld.

          4. The Depositor and the Trustee will enter into an amended and restated Trust Agreement, satisfactory to each such party, to provide for the contemplated operation of the Trust created hereby. Prior to the execution and delivery of such amended and restated Trust Agreement, the Trustee shall not have any duty or obligation hereunder or with respect to the trust estate, except as otherwise required by applicable law or, as instructed by the Depositor, as may be necessary to obtain prior to such execution and delivery any licenses, consents or approvals required by applicable law or otherwise.

          5. This Trust Agreement may be executed in one or more counterparts.

          6. The Trustee may resign upon thirty days prior notice to the Depositor.

          7. This Trustee Agreement shall be governed by and construed in accordance with the laws of the Sate of Delaware.

                            [SIGNATURE PAGES FOLLOW]


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          IN WITNESS WHEREOF, the parties hereto have caused this Trust
Agreement to be duly executed by their respective officers hereunto duly authorized, as of the day and year first above written.

                                        MITSUI VENDOR LEASING FUNDING
                                        CORP. II, as Depositor



                                        By:_____________________________________
                                        Name:
                                        Title:


                                        WILMINGTON TRUST COMPANY, as Trustee



                                        By:_____________________________________
                                        Name:
                                        Title:


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                                    EXHIBIT A


                             CERTIFICATE OF TRUST OF
                    MITSUI VENDOR LEASING ASSET TRUST 1998-1


          THIS Certificate of Trust of MITSUI VENDOR LEASING ASSET TRUST 1998-1 (the "Trust"), dated as of October 1, 1998, is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code. Section 3801 et seq.) (the "Act").


          1. Name. The name of the business trust formed by this Certificate of Trust is Mitsui Vendor Leasing Asset Trust 1998-1.

          2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attn:
Corporate Trust Administration.

          3. Effective Date. This Certificate of Trust shall be effective upon filing.

          IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                       WILMINGTON TRUST COMPANY,
                                       not in its individual capacity but solely as trustee



                                       By: _____________________________________
                                       Name:
                                       Title: